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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT

Board of Directors
Continental Health Systems, Inc.

We consent to the use of our report dated July 10, 1996 on the financial statements of the Matkon Product Line of Continental Health Systems, Inc. as of November 30, 1994 and 1995, and for the years ended November 30, 1994 and 1995, included herein, and to the reference to our firm under the heading "Experts" in the prospectus.

                                            /s/ KPMG Peat Marwick LLP

Kansas City, Missouri
October 7, 1996